Exhibit 99.1 Assets Under Management September 30, 2020 Investors turn to MetLife Investment Management for our deep and long-established expertise in Public Fixed Income, Private Capital and Real Estate. Seeking to deliver strong, risk-adjusted returns, we create tailored portfolio solutions by listening first, strategizing second, and collaborating constantly. We are institutional, but far from typical. Total Assets Under Management1 Representative Capabilities By Asset Type $651.1 Billion Public Corporates $117.3 Private Capital 2 Private Asset-Backed Securities Mortgage Loans $110.9 Private Corporates Structured Products $73.2 Private Infrastructure Private Corporates $64.3 Residential Whole Loans U.S. Government and Agency $63.7 Foreign Government $62.0 Public Fixed Income 3 Cash and Short-Term Investments $31.8 Bank Loans Private Infrastructure $29.8 Core Based Fixed Income Real Estate Equity4 $24.5 Corporate Fixed Income Common and Preferred Equity $17.6 Emerging Market Debt Municipals $16.3 High Yield Emerging Market Debt $14.8 Long Duration Fixed Income Municipals Alternatives $8.7 Multi-Sector Fixed Income High Yield $7.6 Short Duration Fixed Income Bank Loans $4.8 Stable Value Private Asset-Backed Securities $2.5 Structured Products Middle Market Private Capital $1.3 Institutional Client Assets Under Management1 Real Estate Commercial Mortgage Loans Mandates Profile Institutional Client AUM Real Estate Equity 7% $154.3 Billion 4% Insurance Advisory Insurance/Financial $79.7 15% 37% 336 Sub-Advisory $33.4 Mandates Corporate $19.3 Index Strategies Public $11.0 18% Commingled Fund5 $8.3 19% Other6 $2.6 1 As of September 30, 2020. At estimated fair value. Dollars in billions. See Explanatory Note. 2 Includes commercial, agricultural and residential mortgage loans contained in MetLife's general account (adjusted as described in the Explanatory Note), separate accounts and non- proprietary assets of unaffiliated/third-party clients. 3 Includes cash equivalents. 4 Includes real estate and real estate joint ventures contained in MetLife's general account (adjusted as described in the Explanatory Note), separate accounts and non-proprietary assets of unaffiliated/third-party clients. 5 Includes limited partnerships, collective trusts, mutual funds registered under the Investment Company Act and other vehicles offered or available to qualifying investors, including third parties and affiliates. 6 Includes non-profit clients, Taft-Hartley pension fund clients and asset manager clients. investments.metlife.com

Explanatory Note The following information is relevant to an understanding of our assets under management ("AUM"). Our definitions may differ from those used by other companies. Total Assets Under Management (“Total AUM”) is comprised of GA AUM plus Institutional Client AUM (each, as defined below). General Account AUM (“GA AUM”) is used by MetLife to describe assets in its general account ("GA") investment portfolio which are actively managed and stated at estimated fair value. GA AUM is comprised of GA total investments and cash and cash equivalents, excluding policy loans, contractholder-directed equity securities, fair value option securities and certain other invested assets, as substantially all of these assets are not actively managed in MetLife’s GA investment portfolio. Mortgage loans (including commercial, agricultural and residential) and real estate and real estate joint ventures included in GA AUM (at net asset value, net of deduction for encumbering debt) have been adjusted from carrying value to estimated fair value. Classification of GA AUM by sector is based on the nature and characteristics of the underlying investments which can vary from how they are classified under GAAP. Accordingly, the underlying investments within certain real estate and real estate joint ventures that are primarily commercial mortgage loans (at net asset value, net of deduction for encumbering debt) have been reclassified to exclude them from real estate equity and include them as commercial mortgage loans. Institutional Client AUM is comprised of SA AUM plus TP AUM (each, as defined below). MetLife Investment Management manages Institutional Client AUM in accordance with client guidelines contained in each investment contract (“Mandates”). Separate Account AUM (“SA AUM”) is comprised of separate account investment portfolios of MetLife insurance companies, which are managed by MetLife and included in MetLife, Inc.’s consolidated financial statements at estimated fair value. Third Party AUM (“TP AUM”) is comprised of non-proprietary assets managed by MetLife on behalf of unaffiliated/third party clients, which are stated at estimated fair value. Such non-proprietary assets are owned by unaffiliated/third-party clients and, accordingly, are not included in MetLife, Inc.’s consolidated financial statements. Additional information about MetLife’s general account investment portfolio is available in MetLife, Inc.’s quarterly financial materials for the quarter ended September 30, 2020, which may be accessed through MetLife’s Investor Relations web page at https://investor.metlife.com. L1020009013[exp0421][All States] One MetLife Way | Whippany, New Jersey 07981 © 2020 METLIFE, INC.